UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

VANTAGE HEALTH

(Exact name of registrant as specified in its charter)

Nevada	333-168930	93-0659770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2395 Broadway Street

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 503-3570

105 West 55th Street, #3B

New York, New York 10019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangement of Certain Officers.

(d) On December 16, 2013, the Board of Directors (the “Board”) of Vantage Health (the “Company”) approved the election of William S. Rees, Jr. to serve as a member of the Board effective December 16, 2014. Mr. Rees has not yet been appointed to serve on any committee of the Board.

There are no arrangements or understandings between Mr. Rees and any other person pursuant to which Mr. Rees was appointed as a director.

The Company entered into an agreement with Mr. Rees (the “Retainer Agreement”) pursuant to which it agreed to issue to him, in consideration of his services, a warrant to purchase up to 2,000,000 shares of the Company’s common stock for a period of five years at an exercise price of $0.05 per share (the “Warrant”). Mr. Rees will also be reimbursed for reasonable expenses incurred in connection with his service on the Board.

In addition, the Company entered into an indemnification agreement with Mr. Rees (the “Indemnification Agreement”) pursuant to which Mr. Rees will be permitted, subject to certain exceptions, to seek indemnification from the Company to the maximum extent permitted under the laws of the State of Nevada against losses and expenses actually and reasonably incurred by him, if he is, or is threatened to be made, a party to or participant in any proceeding arising out of an event or occurrence related to his service as a director of the Company, including, without limitation, for claims brought by or in the right of the Company and claims brought by third parties. The Indemnification Agreement also provides for advancement of expenses incurred by him in connection with an indemnifiable claim (subject to reimbursement by the director in certain circumstances). In addition, the Indemnification Agreement governs various procedural matters related to indemnification. Mr. Rees’ rights as an indemnitee under the Indemnification Agreement are in addition to any other rights he may have under the Company’s Certificate of Incorporation and Bylaws, as they may be amended from time to time, and the laws of the State of Nevada.

The foregoing description is qualified in its entirety by reference to the Indemnification Agreement, Warrant and the Retainer Agreement, which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

In addition, the Company issued a press release in connection with the election of Mr. Rees to the Board. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Warrant issued by Vantage Health to William S. Rees, Jr. dated December 16, 2013

10.1	Indemnification Agreement entered into by and between the company and William S. Rees, Jr. dated December 16, 2013

10.2	Retainer Agreement entered into by and between William S. Rees, Jr. and the Company dated December 16, 2013

99.1	Press Release dated December 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGE HEALTH

	By:	/s/ J. Jeremy Barbera
	Name:	J. Jeremy Barbera
	Title:	President and Chief Executive Officer
Date: December 19, 2013